SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **MEDICAL MARIJUANA SCIENCES INC.**, did on February 11, 2013, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on February 11, 2013.

ROSS MILLER
Secretary of State

Certified By: Electronic Filing
Certificate Number: C20130211-1320
You may verify this certificate
online at **http://www.nvsos.gov/**

040101

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

Filed in the office of Ross Miller Secretary of State State of Nevada	Document Number 20130092066-09 Filing Date and Time 02/11/2013 10:37 AM Entity Number E0069582013-8

(This document was filed electronically.)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: MEDICAL MARIJUANA SCIENCES INC.

2. Registered Agent for Service of Process: (check only one box)

☐ Commercial Registered Agent: ____________ Name

☒ Noncommercial Registered Agent (name and address below) **OR** ☐ Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity: MICHAEL R. BALABON, ESQ

Street Address	City	State	Zip Code
5765 S. RAINBOW BLVD., #109	LAS VEGAS	Nevada	89118

Mailing Address (if different from street address)	City	State	Zip Code
		Nevada	

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares *with par value:* 10000000 Par value per share: $ 0.00010 Number of shares *without par value:* 0

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

	Name	Street Address	City	State	Zip Code
1)	PATRICIA GRUDEN	2685 LANTANA AVE.	THE VILLAGES	FL	32162
2)	ROBERT BOWKER	387 DOVER FURNACE RD.	DOVER PLAINS	OH	12522

5. Purpose: (optional; see instructions)

The purpose of the corporation shall be: ANY LEGAL PURPOSE

6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

Name: PATRICIA GRUDEN

Incorporator Signature: X PATRICIA GRUDEN

Address	City	State	Zip Code
2685 LANTANA AVE.	THE VILLAGES	FL	32162

7. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X MICHAEL R. BALABON, ESQ
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity

Date: 2/11/2013

This form must be accompanied by appropriate fees.

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

CONTINUED

Includes data that is too long to fit in the fields on the NRS 78 Form and all additional director/trustees and incorporators

ENTITY NAME:	MEDICAL MARIJUANA SCIENCES INC.

FOREIGN NAME TRANSLATION:	Not Applicable

PURPOSE:	ANY LEGAL PURPOSE

REGISTERED AGENT NAME:	MICHAEL R. BALABON, ESQ
STREET ADDRESS:	5765 S. RAINBOW BLVD., #109, LAS VEGAS, NV 89118
MAILING ADDRESS:	, , NV

ADDITIONAL	Directors/Trustees
Name: GERALD W CRABTREE, PH.D	Name: TIM MATULA
Address: 600 MERIDIAN ST. EXTENSION, #636	Address: 3639 211TH PLACE NE
City: GROTON	City: SAMMAMISH
State: CT	State: WA
Zip Code: 06340	Zip Code: 98074